Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-112877) pertaining to the Brunswick Retirement Savings Plan, of our report dated May 19, 2004, with respect to the financial statements and schedule of Brunswick Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Chicago, Illinois	Ernst & Young, LLP
June 24, 2004

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112878) pertaining to the Brunswick Rewards Plan, of our report dated May 19, 2004, with respect to the financial statements and schedule of Brunswick Rewards Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Chicago, Illinois	Ernst & Young, LLP
June 24, 2004